EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

AMERCO
Reno, NV

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and its subsidiaries of our report dated August 18, 2003, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedules, which appears in the Form 10-K.

/s/ BDO Seidman, LLP

Los Angeles, CA
August 18, 2003